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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-113632 on Form S-8 of our report dated April 17, 2006, relating to the consolidated statements of operations, stockholders' equity (deficit) and comprehensive operations, and cash flows the year ended January 1, 2006 of Cherokee International appearing in this Annual Report on Form 10-K of Cherokee International Corporation for the year ended December 30, 2007.

/s/ DELOITTE & TOUCHE LLP Deloitte & Touche LLP
Costa Mesa, California March 28, 2008

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM